UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): September 1, 2017

NABUFIT GLOBAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11730	84-1089377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

626 East 1820 North

Orem, UT 84097

(Address of Principal Executive Offices)

801-362-2115

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective August 31, 2017 NABUfit Global, Inc. (the “Company”) entered into an Agreement on Transfer of Shares (“Transfer Agreement”) with NABUfit Finance ApS, a Danish company (“Buyer”) wherein the Company agreed to sell to Buyer and Buyer agreed to purchase from the Company all of the issued and outstanding shares owned by the Company in its three wholly owned subsidiaries, NABUFIT Global, ApS, a Danish company (“ApS”), NABUFIT IP ApS, a Danish Company (“IP”) and NABUFIT China Ltd. (“China,” and together with ApS and IP, the “Subsidiaries”). The purchase price paid by Buyer for the Subsidiaries was DKK 250,000 (USD $40,000), plus possible additional consideration of up to DKK 350,000 ($55,000) n payments related to tax refunds due to the Subsidiaries in the fourth quarter of 2017.

A form of the Transfer Agreement is filed as Exhibits 10.1 to this Current Report on Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information regarding the Transfer Agreement and the sale of the Subsidiaries set forth in Item 1.01 is incorporated by reference into this Item 2.01.

Item 5.06Change in Shell Company Status

As a result of the sale of the Subsidiaries, the Company no longer has any active operations and as a result is a “shell company” ” as defined in Rule 144(i)(1) of the Securities Act.

Item 8.01         Other Events.

On August 31, 2017, the Company issued a press release announcing the sale of the Subsidiaries. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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Item 9.01	Financial Statements and Exhibits.

Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description of Exhibits

10.1	Transfer Agreement
99.1	Press Release issued August 31, 2017

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 1st day of September, 2017.

NABUFIT GLOBAL, INC.
By:	/s/ Robert Bench
	Name:	Robert Bench
	Title:	Chief Financial Officer

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Description of Exhibits

10.1	Transfer Agreement
99.1	Press Release